Exhibit B-15

                                   CERTIFICATE
                                       OF
                            AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      MOBILE ENERGY SERVICES HOLDINGS, INC.

          Pursuant to, and with the effect provided in, ALA.
CODEss.ss.10-2B-10.01 through 10- 2B-10.07 (1999 Repl.), Mobile Energy Services Holdings, Inc. (the "Corporation") adopts the following Certificate of Amendment and Restatement of Articles of Incorporation:

          FIRST: The restatement of the Corporation's Articles of Incorporation contains amendments to the Articles of Incorporation of the Corporation which require shareholder approval.

          SECOND: The name of the corporation is Mobile Energy Services Holdings, Inc.

          THIRD: The following amendments to the Corporation's Articles of Incorporation, as amended and restated on July 13, 1995, were adopted by the Corporation's sole shareholder, on February 7, 2000, in the manner provided by the Alabama Business Corporation Act:

          A. Article III was deleted in its entirety and the following was substituted in lieu thereof:

                                      "III.

          The nature of business ofthe Corporation and its objects, purposes and powers shall be to transact any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, and to exercise any powers permitted to corporations organized under the laws of the State ofAlabama and engage in any and all activities necessary or incidental to the foregoing."

          B. The second sentence of Article VIII was deleted.

          C. Articles X, XI and XII were deleted in their entirety.

          D. Delete the words "General Corporation Law of Alabama" in each place in which they appear and substitute, in replacement thereof, in each such place, the words "Alabama Business Corporation Act."

          FOURTH: The common stock of the Corporation, par value $1.00 per share, was the only voting group entitled to vote on such amendments. As of the record date for the meeting of


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shareholders at which said amendments were adopted, there were 1,000 shares of such common stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of 1,000 votes. There were 1,000 votes entitled to be cast by the holders of the common stock of the Corporation indisputably represented at the meeting.

         FIFTH: The total number of votes cast for the adoption of such amendments by the holders of the common stock of the Corporation was 1,000, and the total number of votes cast against the adoption of such amendments by the holders of the common stock of the Corporation was NONE. The number of votes cast for the adoption of said amendments was sufficient for approval of the amendments by the holders of the common stock of the Corporation. SIXTH: The amendment does not effect an exchange, reclassification or cancellation of issued shares.

         SEVENTH: The Articles of Incorporation of the Corporation are hereby restated as set forth in the Articles of Restatement of the Articles of Incorporation of Mobile Energy Services Holdings, Inc. attached hereto.

         IN WITNESS WHEREOF, Mobile Energy Services Holdings, Inc. has caused this Certificate of Amendment and Restatement of Articles of Incorporation be executed by its duly authorized officer on this 7th day of February, 2000.


                                       MOBILE ENERGY SERVICES HOLDING, INC.



                                        Name:
                                        Title:




This instrument prepared by:

Herbert Harold West, Jr.
CABANISS, JOHNSTON, GARDNER,
  DUMAS & Oq'qEAL
2001 Park Place North, Suite 700
Post Office Box 830612
Birmingham, Alabama 35283-0612
205/716-5200

                             ARTICLES OF RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      MOBILE ENERGY SERVICES HOLDINGS, INC.



         Pursuant to, and with the effect provided in, ALA.
CODEss.ss.10-2B-10.07 (1999 Repl.), Mobile Energy Services Holdings, Inc. (the "Corporation") adopts the following Articles of Restatement of Articles of
Incorporation:

         FIRST: The name of the corporation is MOBILE ENERGY SERVICES HOLDINGS, INC.

         SECOND: The Articles of Incorporation of the Corporation shall be amended and restated as set forth below:

                                       I.

         The name of the corporation is MOBILE ENERGY SERVICES HOLDINGS, INC. (the "Corporation").

                                       II.

         The Corporation shall have perpetual duration.

                                      III.

          The nature of the business of the Corporation and its objects, purposes and powers shall be to transact any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, and to exercise any powers permitted to corporations organized under the laws of the state of Alabama and engage in any and all activities necessary or incidental to the foregoing.

                                       IV.

          The Corporation shall be authorized to issue One Thousand (1,000) shares of One Dollar ($1.00) par value capital stock, all of which shall be designated "Common Stock." The shares of

Common Stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon dissolution or liquidation.

                                       V.




          The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the By-Laws ofthe Corporation.

                                       VI.

          To the fullest extent that the Alabama Business Corporation Act, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                      VII.

          The registered office of the Corporation in the State of Alabama shall be located at 60 Commerce Street, Montgomery, Montgomery Co., Alabama 36104. The registered agent of the Corporation at such address shall be The Corporation Company.

                                      VIII.

          The affairs of the Corporation shall be managed by a Board of Directors and as otherwise provided in the By-Laws of the Corporation.

                                       IX.

          The name and address of the Incorporator of the Corporation are Elizabeth B. Chandler, NationsBank Plaza, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

                                       X.




          The Corporation shall at all times maintain and observe all corporate formalities in the conduct of its affairs and with respect to the acquisition, ownership, encumbrance or transfer of any material assets or the incurrence of any material indebtedness. Such formalities shall include without limitation the holding of appropriate periodic meetings of the Board of Directors and shareholders in accordance with Alabama law, the recording of minutes of such meetings and any other proceedings of its shareholders and Board of Directors, the adoption by the Board of Directors (and, as appropriate, the shareholders) of resolutions to approve material actions of the

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Corporation and the execution and maintenance ofappropriate documentation with respect to and in order to evidence the acquisition, ownership, encumbrance or transfer of any material assets or the incurrence of any material indebtedness."







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










          IN WITNESS WHEREOF, Mobile Energy Services Holdings, Inc. has caused these Articles of Restatement of Articles of Incorporation to be executed by its duly authorized officer on this 7th day of February, 2000.

                                     MOBILE ENERGY SERVICES HOLDINGS, INC.


                                     Name:
                                     Title:



This instrument prepared by:
Herbert Harold West, Jr.
CABANISS, JOHNSTON, GARDNER,
  DUMAS & O'NEAL
2001 Park Place North, Suite 700
Post Office Box 830612
Birmingham, Alabama 35283-0612
205/716-5200





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